EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in AremisSoft Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.




/s/ PKF

London, England
July 10, 2001